Exhibit 21.1
Angi Inc. Subsidiaries
As of December 31, 2021

Entity	Jurisdiction of Formation

AHWC, Inc.	Delaware
AL Real Estate Holdings, LLC	Indiana
ANGI Group, LLC	Delaware
Angi Roofing, LLC	Delaware
Angie’s List, Inc.	Delaware
CraftJack Inc.	Illinois
Fixd Repair, LLC	Texas
Fixd Services, LLC	Texas
HAI Holding BV	Netherlands
Handy Platform Limited	Ireland
Handy Technologies, Inc.	Delaware
HandyBook Canada ULC	Canada
Handy Contracting, LLC	Delaware
HomeAdvisor Contracting, LLC	Delaware
Home Advisor Limited	England and Wales
HomeAdvisor GmbH	Germany
HomeAdvisor International, LLC	Delaware
HomeAdvisor, Inc.	Delaware
HomeStars, Inc.	Canada
ImproveNet, Inc.	Delaware
Instapro I AG	Germany
Instapro II AG	Germany
MH Handwerksleistungen Berlin UG	Germany
Mhelpdesk, Inc.	Delaware
Mile High Insights, LLC	Delaware
MyBuilder Limited	England and Wales
MyBuilder Plus Limited	England and Wales
MyHammer AG	Germany
MyHammer Holding AG	Germany
ServiceMagic GmbH	Germany
Travaux.com S.à.r.l.	France
We are Mop! Limited	England and Wales
Werkspot BV	Netherlands

1